Exhibit 99.1

Alico, Inc. Announces Fiscal Year 2015 Second Quarter Dividend and Election of Directors

Per share dividend of six cents to be paid on April 15, 2015

Fort Myers, FL, February 27, 2015 — Alico, Inc. (the “Company”) (NASDAQ:ALCO), an American agribusiness and land management company, announced that its Board of Directors, at a meeting held on February 25, 2015, declared a second quarter cash dividend in the amount of $0.06 per share on its outstanding common stock. The dividend is to be paid to shareholders of record as of March 31, 2015, with the payment expected on April 15, 2015.

The Company also announced at its Annual Meeting of Shareholders held on Wednesday, February 25, 2015, the shareholders of the Company elected George R. Brokaw, R. Greg Eisner, Benjamin D. Fishman, W. Andrew Krusen, Jr., Henry R. Slack, Remy W. Trafelet and Clayton G. Wilson to serve as the Company's Board of Directors.

At its Board Meeting following the Annual Meeting, the Board of Directors elected Henry R. Slack, Chairman of the Board of Directors, and made the following committee appointments:

Executive Committee:

Chairperson: Remy W. Trafelet

Benjamin D. Fishman

Henry R. Slack

George R. Brokaw

Audit Committee:

Chairperson and Financial Expert: Benjamin D. Fishman

W. Andrew Krusen, Jr.

R. Greg Eisner

Compensation Committee:

Chairperson: R. Greg Eisner

George R. Brokaw

W. Andrew Krusen, Jr.

Nominating and Corporate Governance:

Chairperson: George R. Brokaw

Benjamin D. Fishman

Henry R. Slack

About Alico, Inc.

Alico is a holding company with assets and related operations in agriculture and natural resources. In addition to its citrus operations, Alico is currently involved in cattle ranching, water management, mining and other natural resources, including approximately 113,400 acres of agricultural assets and 90,000 acres of mineral rights. In November 2013, 734 Investors, LLC acquired a controlling 51 percent stake in Alico. Subsequent to this investment, the company has executed on a strategy of optimizing assets and capital allocation. The company expects to continue this strategy by using its free cash flow and balance sheet capacity to execute additional acquisitions, where management believes it can add value and generate attractive returns for Alico’s shareholders. Learn more about Alico (NASDAQ: ALCO) at www.alicoinc.com or follow Alico on Facebook and Twitter.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as “plans,” “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “believes,” and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, import and export of fresh product, increased pressure from disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest rates; availability of financing for land development activities; onetime events; acquisitions; seasonality; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:

Mark Humphrey

Senior Vice President and Chief Financial Officer

(239) 226-2000

mhumphrey@alicoinc.com

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